Exhibit 21 to 2017 10-Q

Convergys Corporation Direct and Indirect Subsidiaries
As of 6/30/2017

Entity Name	Jurisdiction
Convergys Corporation	Ohio
Asset Ohio Fourth Street LLC	Ohio
Convergys Government Solutions LLC	Ohio
Convergys Software Service (Beijing) Ltd.	Peoples Republic of China
Convergys Customer Management Group Inc.	Ohio
Convergys CMG Insurance Services LLC	Ohio
Convergys Customer Management Mexico S. de R.L. de C.V. (99%)	Mexico
Convergys Funding Inc.	Kentucky
Convergys India Services Private Limited	India
DigitalThink (India) Pvt. Ltd.	India
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (0.46%)	Bermuda
Convergys Learning Solutions LLC	Delaware
Encore Receivable Management, Inc.	Kansas
SGS Holdings, Inc. (90.60156%)	Delaware
Stream Global Services, Inc.	Delaware
Convergys Global Services El Salvador, S.A. de C.V. (fka Stream Global Services El Salvador, S.A. de C.V.) (0.1%)	El Salvador
Stream Holdings Corporation	Delaware
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (5.04%)	Bermuda
Stream Florida Inc.	Delaware
Convergys Ireland Contact Services Limited (fka Stream Ireland Contact Services Limited)	Ireland
Stream Global Services - US, Inc.	Delaware
Stream Global Services - AZ, Inc.	Arizona
Stream New York, Inc.	Delaware
Stream International Inc.	Delaware
Convergys Global Services Honduras, S.A. (fka Stream Global Services Honduras, S.A.) (0.4%)	Honduras
Convergys Group Servicios de Apoyo Informatico, S.L. (fka Stream Servicios de Apoyo Informatico, S.L.)	Spain
Convergys International Europe B.V. (fka Stream International Europe B.V.)	Netherlands
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (1.65%)	Bermuda
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (3.64%)	Bermuda
Convergys Luxembourg	Luxembourg
Convergys International Inc.	Delaware
SGS Holdings, Inc. (9.39844%)	Delaware
Convergys Customer Management International Inc.	Ohio
Convergys CMG UK Limited	United Kingdom
Convergys Customer Management Mexico S. de R.L. de C.V. (1%)	Mexico
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (0.24%)	Bermuda
Convergys Korea Limited (51%)	Korea
PT Convergys Customer Management Indonesia (1%)	Indonesia
Convergys Customer Management Group Canada Holding Inc.	Delaware
Convergys Customer Management Delaware LLC	Delaware
Convergys International Holding Ltd. (fka Stream International (Bermuda) Ltd.) (88.98%)	Bermuda
Convergys Global Services El Salvador, S.A. de C.V. (fka Stream Global Services El Salvador, S.A. de C.V.) (99.9%)	El Salvador
Convergys Philippines, Inc. (fka Stream International Global Services Philippines, Inc.) (0.4673%)	Philippines
Stream Global Services Danmark ApS	Denmark
Convergys Egypt Limited Liability Company(1%)	Egypt
Convergys International Services Europe B.V. (fka Stream International Service Europe B.V.)	Netherlands
Convergys Customer Management Australia Pty Ltd	Australia
Convergys Customer Management Colombia S.A.S.	Colombia
Convergys Customer Management Netherlands B.V.	Netherlands
Convergys Global Services GmbH (fka Stream Global Services GmbH)	Germany
Convergys Global Services Honduras, S.A. (fka Stream Global Services Honduras, S.A.) (99.6%)	Honduras
Convergys Group Limited (fka Stream International (N.I.) Limited)	United Kingdom
Convergys International Sp. Z.o.o. (fka Stream International Sp. z o.o.) (1%)	Poland
Stream Tunisie, S.A.R.L. (1%)	Tunisia
Convergys International Bulgaria EOOD (fka Stream International Bulgaria EOOD)	Bulgaria
Convergys International Nordic AB (fka Stream International Nordic AB)	Sweden
Convergys International Sp. Z.o.o. (fka Stream International Sp. z o.o.) (99%)	Poland
Convergys Ireland Limited (fka Stream Ireland Limited)	Ireland
SGS Tunisie S.A.R.L. (99%)	Tunisia
Stream Contact Tunisie S.A.R.L. (fka N2SP Tunisie S.A.R.L.) (99%)	Tunisia
Convergys Italy S.R.L. (fka Stream Italy S.R.L.)	Italy
PT Convergys Customer Management Indonesia (99%)	Indonesia
SGS Tunisie S.A.R.L. (1%)	Tunisia
Stream Contact Tunisie S.A.R.L. (fka N2SP Tunisie S.A.R.L.) (1%)	Tunisia
Convergys Egypt Limited Liability Company (99%)	Egypt
Convergys (Mauritius) Ltd (fka Stream Mauritius Ltd)	Mauritius
Stream Tunisie, S.A.R.L. (99%)	Tunisia
Convergys International GmbH (fka Rheinsee 530. V V GmbH)	Germany
Convergys Verwaltungs GmbH (fka buw Verwaltungs GmbH)	Austria
Convergys Management Holding GmbH & Co. KG (fka buw Management Holding GmbH & Co. KG)	Germany
Convergys Wuppertal GmbH (fka buw operations Wuppertal GmbH)	Germany
buw Romania S.R.L. (99.9767%)	Romania
Convergys Hungary Kft. (fka buw Hungary Telefoninformációs Szolgáltató és Tanácsadó Kft.)	Hungary
Convergys Osnabrück GmbH (fka buw operations Osnabrück GmbH)	Germany
buw Romania S.R.L. (0.0233%)	Romania
Convergys Münster GmbH (fka buw operations Münster GmbH)	Germany
Convergys Rechenzentrum GmbH (fka buw Rechenzentrum GmbH)	Germany
Convergys Leipzig GmbH (fka buw operations Leipzig GmbH)	Germany
Convergys Gera GmbH (fka buw operations Gera GmbH)	Germany
Convergys Halle GmbH (fka buw operations Halle GmbH)	Germany
Convergys Services GmbH (fka buw services GmbH)	Germany
Convergys Frankfurt a. M. GmbH fka buw operations Frankfurt a. M. GmbH)	Germany
Convergys Schwerin GmbH (fka buw operations Schwerin GmbH)	Germany
Convergys Wismar GmbH (fka buw operations Wismar GmbH)	Germany
Convergys Beteiligungen GmbH (fka buw Beteiligungen GmbH)	Germany
Convergys Duisburg GmbH (fka buw operations GmbH)	Germany
Convergys Düsseldorf GmbH (fka Call 4 performance GmbH)	Germany
Convergys International Luxembourg S.a.r.l.	Luxembourg
Convergys Services Denmark ApS	Denmark
Convergys Canada Holding B.V.	Netherlands
Convergys Netherlands B.V.	Netherlands
Convergys CMG Canada ULC	Nova Scotia, Canada
Convergys International B.V.	Netherlands
Convergys Malaysia Sdn Bhd (fka Datacom South East Asia (M) Sdn. Bhd.)	Malaysia
Intervoice Pte Ltd.	Singapore
Intervoice Limited	United Kingdom
Intervoice GmbH	Germany
Convergys South Africa (Pty) Ltd (fka French Rose 14 (Pty) Ltd)	South Africa
Convergys Netherlands Investments B.V. (fka SGS Netherlands Investment Corporation B.V.)	Netherlands
Convergys Philippines, Inc. (fka Stream International Global Services Philippines, Inc.) (98.4375%)	Philippines
Convergys Nicaragua, S.A. (fka Stream Global Services Nicaragua, S.A.) (0.01%)	Nicaragua
eTelecare Philippines, Inc.	Philippines
Convergys Singapore Holdings Pte. Ltd.	Singapore
Convergys Malaysia (Philippines) Sdn Bhd (fka Datacom Connect (Phil) Sdn B	Malaysia
Convergys Global Services Hong Kong Limited (fka Stream Global Services Hong Kong Limited)	Hong Kong
Convergys (Suzhou) Information Consulting Co., Limited (fka Stream (Suzhou) Information Consulting Co., Limited)	China
Suzhou Ke Wei Xun Information Services Co., Ltd. (fka Suzhou SiJun Information Services Co. Ltd.)	China
Convergys Services Singapore Pte. Ltd. (fka Stream Global Services - Singapore Pte. Ltd.)	Singapore
Stream Business Process Outsourcing South Africa (Proprietary) Ltd.	South Africa
etelcare Global Solutions - UK, Ltd.	United Kingdom
Convergys Nicaragua, S.A. (fka Stream Global Services Nicaragua, S.A.) (99.99%)	Nicaragua
Convergys Holdings (GB) Limited (fka LBM Holdings Limited)	United Kingdom
Convergys Holdings (UK) Ltd. (fka LBM Holdings (UK) Ltd.)	United Kingdom
Convergys Intelligent Contact Ltd. (fka Stream Intelligent Contact Ltd., fka LBM Direct Marketing Ltd.)	United Kingdom
Intervoice, LLC (100%)	Texas
Edify LLC	Delaware
Intervoice do Brasil Comerico Servicos e Partipacoes Ltda. (0.000007%)	Brazil
Intervoice GP, Inc.	Nevada
Intervoice Limited Partnership (1%)	Nevada
Intervoice LP, Inc.	Nevada
Intervoice Limited Partnership (99%)	Nevada
Intervoice Acquisition Subsidiary, Inc.	Nevada
Intervoice Colombia Ltda. (6%)	Colombia
Intervoice Colombia Ltda. (94%)	Colombia
Intervoice do Brasil Comerico Services e Partipacoes Ltda. (99.999993%)	Brazil
Brite Voice Systems, LLC	Kansas

• All subsidiaries conduct business under their legal name.